Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Manitowoc Foodservice, Inc. of our report dated March 30, 2016, except for Note 26 to the combined financial statements, as to which the date is August 15, 2016, relating to the financial statements and financial statement schedule, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Milwaukee, WI

August 15, 2016